Exhibit 5.1

McGuireWoods LLP 201 North Tryon Street Suite 3000 Charlotte, NC 28202-2146 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

January 3, 2024

Fortress Biotech, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

RE: Public Offering of Fortress Biotech, Inc.

Ladies and Gentlemen:

We have acted as counsel to Fortress Biotech, Inc., a Delaware corporation (the “Company”), in connection with its filing on January 2, 2024 with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated December 29, 2023 (the “Prospectus Supplement”), relating to the registered offering (the “Offering”) by the Company of 3,303,305 units, consisting of one share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock,” and such shares, the “Shares”), and one warrant to purchase one Share of Common Stock (the “Warrants”) (each such unit, a “Unit” and, collectively with the Shares and the Warrants, the “Securities”), constituting together with the base prospectus dated July 30, 2021 (the “Base Prospectus”) a part of the Company’s Registration Statement on Form S-3 (File No. 333-258145) (the “Registration Statement”), as filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective on July 30, 2021. The Securities were sold pursuant to the Prospectus and to certain investors pursuant to a Securities Purchase Agreement, dated December 29, 2023, by and the Company and certain purchasers thereto (the “Securities Purchase Agreement”).

The term “Shares” includes any additional shares of Common Stock or shares of Common Stock underlying Warrants. The shares underlying the Warrants are referred to herein collectively as the “Warrant Shares.” This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)           the Registration Statement, including the exhibits being filed therewith;

(b)           the Prospectus Supplement;

(c)           the base prospectus contained in the Registration Statement (together with the Prospectus Supplement, the “Prospectus”);

(d)           the form of Purchase Agreement; and

(e)           the form of Warrant.

McGuireWoods LLP | www.mcguirewoods.com

Atlanta | Austin | Baltimore | Charlotte | Charlottesville | Chicago | Dallas | Houston | Jacksonville | London | Los Angeles - Century City

Los Angeles - Downtown | New York | Norfolk | Pittsburgh | Raleigh | Richmond | San Francisco | Tysons | Washington, D.C.

Fortress Biotech, Inc.

January 3, 2024

As used herein, the Purchase Agreement and the Warrant are referred to, collectively, as the “Subject Documents.”

In addition, we have examined and relied upon the following:

(i)                a certificate from the corporate secretary of the Company certifying as to (A) true and correct copies of the certificate of incorporation and bylaws of the Company, each as in effect the date hereof and as amended, supplemented or modified to date, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Prospectus Supplement by the Company and (2) the issuance of the Securities by the Company, subject to (x) specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors or a pricing committee thereof (the “Authorizing Resolutions”) with respect to such Securities and (y) the other qualifications set forth therein;

(ii)               a certificate dated December 29, 2023 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware; and

(iii)             originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law and the laws of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)            Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)           Signatures; Legal Capacity. The signatures of individuals who have signed or will sign the Subject Documents are genuine. All individuals who have signed or will sign the Subject Documents have the legal capacity to execute such Subject Documents.

(c)           Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)           Organizational Status, Power and Authority of Certain Parties. All parties to each of the Subject Documents are or will be, as of the date the applicable Subject Document is executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except no such assumption is made as to the Company as of the date hereof, and have or will have, as of the date the applicable Subject Document is executed and delivered, the capacity and full power and authority to execute, deliver and perform the applicable Subject Document and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof.

Fortress Biotech, Inc.

January 3, 2024

(e)            Authorization, Execution and Delivery of the Subject Documents. Each of the Subject Documents and the documents required or permitted to be delivered thereunder have been or will be, as of the date the applicable Subject Document is executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the applicable Subject Document is executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company as of the date hereof.

(f)            No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date each Subject Document is executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares, the Warrants, and the Warrant Shares as contemplated by the Registration Statement, the Prospectus and the Subject Documents, as applicable. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. The Shares, when (a) the Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the Purchase Agreement, (b) the Company has received the consideration provided for in the Prospectus and the Purchase Agreement and any applicable definitive purchase or similar agreement and (c) such consideration for the Shares is not less than the amount specified in the applicable Authorizing Resolutions, will be validly issued, fully paid and non-assessable;

2. The Underlying Shares issuable upon exercise of the Warrants, when (a) the Warrants have been issued as contemplated by the Registration Statement, the Prospectus and the Purchase Agreement and (b) the Warrants have been executed and delivered by the Company and authenticated and countersigned in accordance with the provisions therein and, when issued upon exercise of the Warrants, upon payment of the applicable exercise price therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; and

3. The Warrants, when (a) the Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the Purchase Agreement and (b) the Warrants have been executed and delivered by the Company in accordance with the provisions therein, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)           Applicable Law. Our opinions are limited to Applicable Law, and we do not express any opinion concerning any other law.

Fortress Biotech, Inc.

January 3, 2024

(b)         Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)           Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the second paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, to the incorporation by reference of this opinion letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Securities Act, and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP

4